Form C

Cover Page

Name of issuer:

Hawaiian Ola Brewing Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: HI

Date of organization: 12/22/2015

Physical address of issuer:

89-1368 MAMALAHOA HWY
Captain Cook HI 96704

Website of issuer:

http://www.hawaiianola.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$679,312.00	$0.00
Cash & Cash Equivalents:	$244,325.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$42,592.00	$0.00
Long-term Debt:	$791,038.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($155,318.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hawaiian Ola Brewing Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Whidden	President	La'au Pono	2016
Brett Jacobson	President	Hawaiian Ola Brewing Corporation	2015
Josephine Naehalani Breeland	Marketing manger	Ola Brew Co.	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Whidden	Vice President	2016
Brett Jacobson	President	2015
Brett Jacobson	Director	2015
Josephine Naehalani Breeland	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Brett Jacobson	1,500,000 common shares	31.1203
Dragononi Inc.	1,000,000 common shares	20.7469

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The primary risks an investor in Hawaii Cider Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.

Hawaii Cider Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases resulting from a number of possible factors. While the common and increasing concern of water risk (fresh water supplies being pinched by increasing demand) is not an issue for our company, certain materials such as bottles, aluminum for cans, and flavor compounds not made on island may, at times, be difficult to source. Related—Oil and gas prices can significantly impact the costs associated with packaging and shipping, especially being an island-based company.

An additional risk associated with product packaging is Hawaii Cider Co.'s reliance on the Hawaii division of Ball's can manufacturing location to produce many of its cans for lower priced products in the pipeline. This plant represents the only on-island location capable of producing cans locally. There is risk for the company in the plant closing because it would require the use of an alternative source, likely from the mainland, which will come with additional costs associated with logistics.

The alcoholic beverage sector, in which Hawaii Cider Co operates, is a highly competitive market, where competition risks are significant. To succeed, Hawaii Cider Co. must be able to respond quickly to changes in consumer preferences. For example, Hawaii Cider Company may have to adjust to an increased consumer emphasis on lower sugar content. Hawaii Cider Co. will work to anticipating market shifts and respond accordingly to actions by competitors.

Hawaii Cider Co. has made certain assumptions about alcoholic and non-alcoholic markets in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as cider market growth, the energy drink market in Hawaii, and other related variables. In order to mitigate this risk, Hawaii Cider Co. has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

Hawaii Cider Co., like many comparable alcoholic beverage companies, may make substantial capital expenditures in such areas as research and development, and production facilities. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Hawaii Cider Co. understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

A source of revenues for Hawaii Cider Co may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. Penetrating emerging markets is often accomplished through acquisitions or joint venture partnerships. For Hawaii Cider Co. to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals. An additional risk arising from doing business in foreign countries is currency exchange-rate risk.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$200,000**
Use of Proceeds:	95% will go towards purchasing 6 - 60 Barrel Fermenters and 2 - 60 Barrel Brite tanks. 5% Wefunder intermediary fee

If we raise: **$500,000**

Use of Proceeds: The $285,000 on top of stainless steel tanks will be spent on building a restaurant at Ola Brew Co. 5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen

when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the Convertible Note you will purchase, please see Appendix B, Investor Contracts. The main terms of the Convertible Notes are provided below.

The Convertible Notes. We are offering securities in the form of a Convertible Notes, which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least $1,000,000 that involves **Preferred Stock**, on the standard terms offered to other Investors.

Interest: Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a simple rate equal to **eight percent (8%) per annum**, computed on the basis of a 365-day year and the actual number of days occurring in the period for which such interest is payable.

Maturity; Acceleration.: If this Note has not been converted into equity nor paid in full by December 5, 2019 (the "Maturity Date"), then the Holder shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into shares of the Company's Common Stock at a conversion price equal to **eighty-five percent (85%)** of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at **eighty-five percent (85%)** of the per share price received by the Company for the most recent issuance of Common Stock prior to the conversion; or (ii) extend the Maturity Date by six (6) month increments until the Note has been converted into equity

Conversion to Preferred Equity. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$1,000,000** that involves **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) **eighty-five percent (85%)** of the price per share of the Equity Securities, or
- (ii) if the valuation for the company is more than **$7,000,000** (the "Valuation Cap"), the price obtained by dividing **$7,000,000** by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Next Equity Financing.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any Convertible Notes or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the Convertible Notes will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf. Major investors will have invested more than $25,000 but they also have no voting rights.

Execution. Investors will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Liquidity Events. If the company merges into another entity, sells more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or conducts an initial public offering, and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event, the outstanding principal and accrued interest under this Note shall be converted, at the option of the Holder, into shares of the Company's common stock at a conversion price equal to eighty-five percent (85%) of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at eighty percent (85%) of the per share price received by the Company for the most recent issuance of Preferred non-voting stock prior to the conversion.

Notwithstanding the foregoing, a Liquidity Event shall not include any consolidation or merger effected exclusively to change the domicile of the Company, or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

If there is not enough cash available to pay other holders of Preferred Stock and Convertible Note Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the Convertible Notes on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to Convertible Note Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the Convertible Notes. These payments will occur before any distributions to holders of common stock.

If there are not sufficient Company assets to pay holders of the Convertible Notes the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a Convertible may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a Convertible Note (other than the Valuation Cap for such Convertible Note) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the Convertible Note (other than the Valuation Cap for such Note) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such Convertible Note.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	10,000,000	4,860,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock do have voting rights. Preferred Stock has not yet been authorized but will not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as
discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

no

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, Convertible NoteS, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;

- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	05/28/16
Amount	$400,000.00
Interest rate	15.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/01/19

Convertible Note

Issue date	11/18/16
Amount	$100,000.00
Interest rate	8.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/01/19

Convertible Note

Issue date	12/23/16
Amount	$250,000.00
Interest rate	8.0% per annum
Discount rate	40.0%
Valuation cap	$7,000,000.00
Maturity date	05/01/19

Convertible Note

Issue date	01/13/17
Amount	$250,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	05/01/17
Amount	$496,140.00
Interest rate	8.0% per annum
Discount rate	15.0%
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	09/20/17
Amount	$150,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	11/15/17
Amount	$250,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

Convertible Note

Issue date	12/15/17
Amount	$100,000.00
Interest rate	8.0% per annum
Valuation cap	$7,000,000.00
Maturity date	12/05/19

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Regulation D, Rule 506(b)	Convertible Note	$400,000	General operations
11/2016	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations
12/2016	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
1/2017	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
5/2017	Regulation Crowdfunding	Convertible Note	$495,440	General operations
9/2017	Regulation D, Rule 506(b)	Convertible Note	$150,000	General operations
11/2017	Regulation D, Rule 506(b)	Convertible Note	$250,000	General operations
12/2017	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

More than half of the tropical fruit grown in Hawai'i falls to the ground and never makes it to market. Meanwhile, the US demand for cider has tripled in the last 4 years and 100% of the cider consumed in Hawai'i is imported. Our conclusion: its time Hawai'i had its own cidery to turn the state's abundance of fruit into more dollars in the pockets of local farmers—and who better to do it than the motivated team of experienced beverage entrepreneurs, who started Hawaiian Ola.
Hawai'i Cider Co. is opening the state's first locally sourced and locally produced craft cidery. Our team has a 5-year proven track record of growing our original beverage brand (Hawaiian Ola) 100% year-over-year in the highly competitive energy drink space. Now, we see opportunity in opening a new company in the wine and beer category, which is 10x larger than the energy market. The facility would create new local jobs, cash for local farmers, and reduce Hawai'i's reliance on shipped in goods.

Milestones

Hawaiian Ola Brewing Corporation was incorporated in the State of Hawaii in December 2015.

Since then, we have:

- First to market. The state's first craft hard cider company
- Raised $400K for new equipment
- Secured a 10K Sq Ft shop in downtown kailua Kona
- Seasoned beverage industry professionals
- Founding team signed 3-year work commitments
- Multi-gold-medal winning Brew Master
- Partnered with local chef Allen Hess to develop flavors

Historical Results of Operations

Our company was organized in December 2015 and has limited operations upon which prospective investors may base an evaluation of its performance. The company was organized on December 22, 2015, however, there was no activity until January 1, 2016.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $0. For the period ended December 2016, the Company had revenues of $0.
- *Assets.* As of December 31, 2016, the Company had total assets of $679,312, including $244,325 in cash. As of December 31, 2015, the company had total assets of $0 and $0 in cash.
- *Net Loss.* The Company has had net losses of $155,318 for the fiscal year ended December 31, 2016. The company had $0 income for the fiscal year ended December 31, 2015.
- *Liabilities.* The Company's liabilities totaled $833,630 for the fiscal year ended December 31, 2016 and $0 for the fiscal year ended December 31, 2015.

Liquidity & Capital Resources

To-date, the company has been financed with nearly $2,000,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hawaiian Ola Brewing Corporation cash in hand is $48,000, as of February 2018. Over the last two months, revenues have averaged $80,000/month, cost of goods sold has averaged $20,000/month, and operational expenses have averaged $70,000/month, for an average burn rate of $10,000 per month. Our intent is to be profitable in 12 months.

We officially opened on December 15, 2017 and have been open 7 days a week since then. In January our tap room sales were $12,000. Over the next 6 months, these sales are expected to rise to approximately $60,000 while our outside sales will increase to $80,000 which will total $140,000, this alongside investors that we are currently circling, should offset our current burn rate.

Expenses should stay about the same for the next 3-6 months. We are currently only distributing to bars/restaurants within 20 miles of our brewery and are starting to go island wide the third week of February. Ola brew is in 18 locations now and plans to be in 60 locations on the big island with in 6 months. In lieu of a successful Wefunder campaign our organic sales and offsight income would allow us to continue our day-today operations.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.olabrewco.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Note Purchase Agreement
- Convertible Promissory Note

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Brett Jacobson
- Chris Whidden
- Josephine Naehalani Breeland

INVEST IN OLA BREW CO.

Producing world-class beers and ciders using local ingredients in Hawai'i County

"Did you know that a) More than half of the tropical fruit grown in Hawai'i falls to the ground and never makes it to market; b) U.S. demand for craft alcohols has doubled in the last 5 years, and c) Most beer and cider consumed in Hawai'i is imported? Our conclusion: it's time Hawai'i County had its own brewery designed to turn the state's abundance of produce into revenue for local farmers. And as the experienced beverage entrepreneurs who started Hawaiian Ola, we are the best team to do it.



Brett Jacobson
CEO, OLA BREW CO.


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by Wefunder Portal LLC

Convertible Note

$7M valuation cap | 8% interest | 15% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $7M in the future.

INVESTOR PERKS

$250+	Exclusive Ola Brew Investor T-shirt
$500+	Exclusive Ola Brew Investor T-shirt and Hat.
$1,000+	Exclusive Ola Brew Investor T-shirt, Hat and Mug
$10,000+	Exclusive Ola Brew Investor T-shirt, Hat and Mug. Plus a beer pairing event.

OUR AMBITION

Our goal is to share locally sourced and brewed craft beers and ciders with our Hawai'i County community. Our team has a 5-year proven track record of growing our original beverage brand (Hawaiian Ola) 100% year-over-year in the competitive energy drink space. Now, we see opportunity to open a new company in the alcohols market, which is 10x larger than the energy market. The facility would create new local jobs, cash for local farmers, and reduce Hawai'i's reliance on imported goods.

KEY FACTS

- First to bring production scale, locally sourced, craft cider to Hawaii.
- Raised over $900K for equipment, facilities build-out, and taproom.
- Launched 10K Square Foot shop in downtown Kailua Kona in December 2017.
- Managed by seasoned beverage industry professionals.
- Our founding team signed 3-year work commitments.
- Our Brew Master has won multiple gold medals.
- Partnered with local chefs and farmers for sourcing and pairing.
- Raised $496,140 from 387 investors on Wefunder in May 2017.

DOCUMENTS

Investor_Deck.pdf

Why I Like Ola Brew Co.

The second -- the very second -- I learned about Ola Brew Co., I knew it would be a project to support both personally and professionally. The unwavering dedication to the local community and our farmers speaks volumes about who these good people are.



Dania Novack-Katz

OWNER/PUBLISHER OF EDIBLE HAWAIIAN ISLANDS MAGAZINE

THE BUZZ ABOUT OLA BREW CO.

I'm really excited and impressed by Hawaiian Ola's Cidery project. The Big Island and Hawaii are ripe for some fresh beverage ideas and companies. Based on their success, I am very confident that they'll knock it out of the park!



Mattson Davis

Founding CEO, Kona Brewing Co.

[Their] whole idea is to cultivate local farmers that promote Hawaiian agriculture, sustainability, and organic farming to create a better lifestyle and future for the islands. Which means every time you support [them], you're supporting a healthier practice of farming and agriculture and a more sustainable Hawai'i.

Free Surf Magazine

West Hawaii Today

New craft brewery promotes island ingredients, self-sufficiency

KAILUA-KONA - When customers come to Ola Brew Co. on Luhia Street, they can sip on the new brewery's Ola Pale Ale or Ola Lager as they look out the taproom's windows onto the brewery floor below.

December 16, 2017 @ westhawaiitoday.com

freesurf HAWAI'I'S SURF MAGAZINE

Living Pono With Hawaiian Ola

The Hawaiian word pono can translate to many words - good, righteous, fair, beneficial, in perfect order… but regardless of the semantics, the meanings are all synonymous for a lifestyle that Freesurf loves and promotes. Eating well, enjoying the

June 14, 2016 @ freesurfmagazine.com

Silicon Valley / San Jose Business Journal

Hawaii company introduces new iced tea line brewed with mamaki

Shaka Tea has introduced the first line of bottle iced teas brewed with Hawaii-grown mamaki. The company's teas are distributed by Hawaiian Ola and available in 40 locations across the state.

June 2, 2016 @ bizjournals.com

Silicon Valley / San Jose Business Journal

Hawaiian Paddle Sports founder on the decision to become a B-Corp

While "Benefit Corporation" is an actual IRS business structure and requires a separate process, a B-Corp is certified by B Labs, a nonprofit. Other B-Corp companies in the U.S. include Ben and Jerry's, Etsy, Patagonia, and the Honest Co. In

April 7, 2016 @ bizjournals.com

Local businesses benefit from Honolulu Marathon madness

A small 2.5 ounce bottle of local noni juice is making a big splash across the globe. Hawaiian Ola owner Naeha Breeland says her company's success is all thanks to exposure from the Honolulu Marathon expo. "It has definitely gotten the word out.

December 11, 2015 @ kitv.com

Brazilian Show Room Presents The Surf n Sea Pipeline Womens Pro | SURFER Magazine

industry news All Fired Up Brazilian Show Room presents The Surf n Sea Pipeline Womens Pro March 16-24th, 2015, Pipeline, Oahu, Hawaii Defending Champion 2014: Bethany Hamilton Runner Up: Moana Jones Pipeline can be a crazy wave, get ready

March 13, 2015 @ surfermag.com

Hawaiian Ola Announces B Corp Certification

A mission-focused Hawaiian business is stepping away from the conventional and joining other ethical companies in certifying business practices that lead to social change. SAN RAFAEL, Calif., Oct. 14 /CSRwire/ - In the new consumer economy,

October 14, 2013 @ csrwire.com

Even More Press Releases From This Past Weekend's Motorcycle Road Races (Updated)

Meen Motorsports would like to thank the following team sponsors for 2013, Yamaha, Graves Motorsports, South Valley Orthopedics and Sports Medicine, San Jose Ear And Sinus, Hawaiian Ola, San Jose Yamaha, Yamaha Generators, Yamalube, Radiomedics, G

March 19, 2013 @ roadracingworld.com

MEEN Motorsports Team Launch 2013

Event host, Fit For Speed, treated attendees to light bites, alongside a wine bar by V-Twin Wines, while providing them with the rare chance, to meet and greet the team, in a one-on-one setting. Guest also received an exclusive preview at the Next Moto

February 25, 2013 @ google.com

Meen Motorsports debuts 2013 Yamaha R6 and announces Hawaiian Ola as new team sponsor

Surrounded by a number of motorcycle industry peers and local racing fans, Meen Motorsports unveiled their 2013 Yamaha R6, for the up coming AMA Pro Racing season. Campbell, CA.

February 25, 2013 @ nextmotochampion.com

Craft Hard Cider and Beer, Hawai'i Made

Ola Brew Co. embodies Hawaii through and through, made to support Hawaii's environment and economy. Our cider and beer is made with tropical fruits, by and for Hawaii's local residents, and enjoyed by craft alcohol fans everywhere.




Ola
BREW
CO.
OVERALL
BEER #
MOUTHFEEL
FLAVOR
APPEARANCE
AROMA

Our First Business: Hawaiian Ola

We started Hawaiian Ola back in 2010 and have launched 16 different natural energy drinks made with local ingredients. Since then, we've grown Hawaiian Ola into a staple on grocery store shelves, with 100% year-over-year growth for five years.


noni


ola
ORGANIC
Hawaiian OLA
noni
ENERGY


noni
PINEAPPLE PUNCH

100% Growth Year / Year for Five Years	**16** Unique Products	**80%** Stores in Hawaii Carrying Hawaiian Ola

With 422 Retail Partners

Hawaiian Ola sits on Whole Foods, Safeway, and 7-Eleven shelves in Hawaii, and many other retailers throughout the state and mainland U.S. We can leverage our relationships with these 422 partners for Ola Brew.

SAFEWAY · Foodland FOOD, FAMILY & FRIENDS · WHOLE FOODS MARKET · CVS/pharmacy · 7-ELEVEN

Comparing Apples to Dragonfruit

Most of today's ciders are, well ... tame. We aim to make flavorful ciders like nothing you've tasted before, using island-grown fruit like pineapple and dragonfruit.





We're Building a Facility of Our Own

There's currently no processing location able to meet our large-scale, organic production needs in Hawaii. So, we're building our own. And once it's up and running, we're opening it up and renting it out to other local, like-minded companies.



The official digs.
taste here
made here

Hard Cider and Craft Beer are Huge, Growing Markets

Four years ago, only 5 million Americans were drinking hard cider. Today, that number's above 18 million, with over $1 billion in retail sales in 2015.



21M
18M
15M
12M
9M
6M
3M
0
18M+ Cider Drinkers in 2015
5M Cider Drinkers in 2012
2012
2013
2014
2015
Number of U.S. Cider Drinkers



25 M
20 M
15 M
10 M
Craft Beer Production = 24.5 M barrels
2012
2013
2014
2015
2016
Craft Brewery Production (in millions of barrels)

Same Company, New Branding

If you were an early follower of the project, you probably noticed that we recently underwent a name change from Hawaii Cider Company to Ola Brew Co. — here's why!

First, we think it's important to assure everyone who invested in Hawaii Cider that while the name has changed, the company and the mission are still the same. Hawaii Cider Co. was a branded DBA (doing business as) for Hawaiian Ola Brewing Corporation and the new DBA, Ola Brew Co., is a snazzy upgrade that came out of much deliberation and hard work. So why the change?

1) Rather than restricting ourselves to only making ciders, we wanted a name that gave us room to be successful serving both ciders and beers. Here in Hawaii, the demand for beer is huge and creating an inclusive brand to meet broader tastes was important.

2) The name Hawaii Cider became something of a debate locally on who should get to use it. While it's still up for grabs, we're not much for long debates and hullabaloo and think its better to focus on brewing great products and serving our community.

3) We wanted to give homage to our roots at the Hawaiian Ola beverage brand. By carrying that recognition to Ola Brew co. we can draw from a following of local drinkers who have come to love and trust the Ola Noni brand over the past 8 years.

By Hawaii, For Hawaii – We're Ola Brew

February 12th, 2018

Aloha Friends,

The Hawaiian proverb, I na malama 'oe i ka 'aina, na ka 'aina malama ia 'oe, says, "If you take care of the land, the land will take care of you." Today, we see the wisdom of these words more truly than perhaps any other time in history. The planet is in a state of tremendous change and in Hawaii, like so many other places, a time of renewal is on the horizon. The renaissance underway is replacing farms that once harmed the environment with crops that restore the land, plus substituting imported goods with locally made alternatives. What's driving the change isn't big corporations or influential politicians, rather, it's everyday people voting with their dollars at grocery stores, shops, and restaurants for products and companies that share their values.

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Meet the Founders



Brett Jacobson
CEO

His mission: to create a fair place for island farmers to sell their goods and thrive. Previous owner of Envy BioFuels. LEED Certified Builder. Founder of the Hawaiian Ola Beverage Company.



Naehalani Breeland
Marketing Director

Raised on the island of Moloka'i, Naehalani works to foster positive growth in the community. As Co-founder and CEO at Hawaiian Ola, she knows what it takes to run a successful beverage brand.



Chris Whidden
Brand Manager

Over a decade of experience with startups as a founder and CTO. Launched and developed a medical infrared lab analysis platform and an early breast cancer detector. Now the oracle of Hawaiian Ola.

AND THE REST OF THE TEAM



Derek Pittman
Director of Sales

A strong background in sales and a passion for organic sustainable living. Joined Hawaiian Ola to sell products he believes in.



Kris Jacobson
Production Manager

Previously worked as an account executive and started his own consulting firm. Loves working in a competitive but enjoyable atmosphere.



Sebastian Bach
Brew Master

European trained, Sebastian is a multi-gold-metal winning Brew Master with over a decade of experience in creating innovative brews from quality ingredients.



Yvette Miller
Accounting

Experienced accountant and advisor with a passion for country living.



Jeffrey Dela Cruz
Graphic Designer

Takes joy in working with creative people aligned with his own values.



Buddy Ahnee
Production Manager

Manages all technical aspects of the production facility.



Pauahi Kamakau
Compliance / Admin

Born & raised in Hawai'i. Keeps her facility & community safe managing OSHA, FDA, and state regs.



Shawn O'Shaughnessy
Tap Room Manager

Former head of sales for an award winning brewery in Ft Collins, Colorado.

Raised $1,996,140 From 388+ Investors

Amount	Date	Type
$400,000	May 2016	CONVERTIBLE NOTE
$100,000	November 2016	CONVERTIBLE NOTE
$250,000	December 2016	CONVERTIBLE NOTE
$250,000	January 2017	CONVERTIBLE NOTE
$496,140	May 2017	CONVERTIBLE NOTE
$150,000	September 2017	CONVERTIBLE NOTE
$250,000	November 2017	CONVERTIBLE NOTE
$100,000	December 2017	CONVERTIBLE NOTE

Dr. Vernon Oi

Dr. Oi holds a Ph.D. from Stanford University School of Medicine Department of Genetics where he was also awarded several landmark patents—collectively valued at over $1.2B.



Brett Jacobson



Henry Henderson

aerospace electrician



Srinivas Gadiraju

Entrepreneur



Kelli Applegate



Ernest Pasion

Father of three, entrepreneur and licensed Medical Technologist.

MORE INVESTORS

Interview

WF: What makes Ola Brew Co. so special? ^

– COLLAPSE ALL

OB: We're brewing organic beers and ciders in Hawai'i from locally sourced ingredients, and building the first organic certified processing facility on Hawai'i Island. We've built Hawaiian Ola into an over $7M business in 5 years and we're using that experience to launch the first organic brewery in all of Hawai'i using locally sourced Hawaiian ingredients. Our new facility will be able to brew never-before-tasted flavors from endemic Hawaiian fruits and grains. This will be a truly unique Hawai'i-based alcohol brand.

WF: How did you guys get started? ^

OB: CEO/Founder, Brett Jacobson: I moved to Hawai'i about six years ago and started a farm down in South Kona. Around this time, I was reaching out to people in the community to see what farmers were growing and where they were selling their goods. I came to realize that the market for commercially grown agricultural commodities was pretty limited. You had essentially two options for entry into the business: you either grew enough to support your own farmers' market stand or you were growing for industry giants. Neither choice seemed very appealing to me, because going with the former pitted you against your neighbor while the latter took away some of your independence and freedom. In the end, we decided that we needed to break out of the mold and try something different. That's how we began our first company producing a non-alcoholic line of beverages made from locally sourced Hawaiian ingredients. The whole model behind the company is taking crops that were easy to grow responsibly and turning them into economically valuable products for consumers. We're taking the experience from running a successful line of juice and energy drink beverages and applying it to our new beers and ciders, which will likewise be organic, verified GMO free, and grown in Hawai'i.

WF: What's the market for beer and hard cider in Hawai'i? ^

OB: Coming from our background—building a successful business in the energy drink industry we see a lot of potential for us in alcohol. The market for beer in Hawai'i is $300 million a year, which is about ten times the size of the energy drink market. There are now 18 million cider drinkers in the U.S., compared to fewer than 5 million just 4 years ago—last year they generated over $1 billion in retail sales. Meanwhile, Hawai'i is ranked #28 for the amount of breweries per capita. There's a huge market for the beer, and the industry is exploding right now. Even more interesting, while the microbrewers and craft beers are growing about 20-30% per year in the U.S., cider is growing over at 70%. And there are zero cider companies in Hawai'i—which seems crazy because we grow all these amazing tropical fruits. Interest in cider is high because there's so much variety to choose from; there's a multitude of flavors cider can be made into besides apple, like pineapple or goji berry—the growing gluten free market doesn't hurt us either. We're going to be able to capture not just the local market with these exotic, original flavors, but also the national market. We're going to produce craft cider better than anyone else in the U.S. because we have access to more tropical fruit than mainland competitors.

WF: How will you capture interest for your beers and ciders? ^

OB: We have the advantage of a natural kind of marketing: the tourism industry. When people come to Hawai'i and hear about our locally produced, fresh, ciders and beers, they're going to want to try them. After exposure to our great beverages, they'll hopefully continue drinking them back home and tell others about their favorite new beverage.

In terms of competing with already existing Hawaiian beer companies, we plan to price competitively so that consumers get a better value. Companies like Maui Brew have a big market share here but they're selling for ten dollars per six pack while imported beer from Nevada, for example, is eight bucks a pack. Pricing is an important component that we're taking into consideration.

WF: What's different about your ciders? ^

OB: Our ciders will use locally grown, organic ingredients that naturally grow in this climate and terrain. Estate ciders and brews are rare in the continental US, and unheard of in Hawaii. When we say we are a Hawaiʻi brand, we mean it; many of our ingredients are grown and sourced in Hawaiʻi, we'll manufacture and bottle here on island, and our local consumers get first dibs. What we're creating is an authentic product that is true to our brand and mission.

WF: Tell us about the unique flavors you'll be able to make that no one has been able to brew before. ^

OB: We have the ability to produce seasonal beverages on a scale of our choosing since we won't have to live up to high minimum requirements from mainland packaging facilities. We can harvest fruits that only grow during a certain time of the year and offer ciders and beers in those flavors for limited times. For example, there's a certain fruit that grows really well in Hawaiʻi called the Mountain Apple that no one knows what to do with. It can't be exported because it needs to be processed right away before it goes bad. That's certainly something you could expect to see coming off our cider line.

WF: How will the success with your existing products translate into the cider market? ^

OB: By taking advantage of co-branding opportunities, that utilize our existing brand recognition, it will be easy to convey that the new products we are offering are also made with the same standards, and the same commitment to great, locally-sourced ingredients. People like our brand. They like our flavors. The market cap for energy drinks is about thirty million dollars a year in Hawaiʻi and the beer market is three hundred million a year, and right now we've captured about five percent of the energy drink market. If we did exactly what we did in the energy drink market with beer and cider, we should be able to capture a similar percentage of the market by using the same brand and the same team. Five percent of the three hundred million dollar cider market is fifteen million a year, and that's just Hawaiʻi and just cider alone. We think that the cider company will likewise have the same kind of opportunity.

WF: Why are you building the beer and cider brands under a new entity? ^

OB: We have a special community of investors who have supported our launch and growth at Hawaiian Ola. They're really behind the mission—most of them are health forward, eat organic, and don't drink alcohol. While they are happy with everything we're doing at Hawaiian Ola, the new endeavor will be a good opportunity to open up investment opportunity to a new group under a new brand. We're also thinking about the long term interests of our first angels and don't want to dilute their shares in order to launch the cider company.

WF: How do you help local farmers? ^

OB: We care about our farmers and actively strive to help them build a sustainable career. The average farmer in Hawaiʻi makes about $15,000/year, which is barely enough to support their livelihood. The only true solution to a sustainable world and healthy food production systems starts with our farmers. We need to make organic farming a financially feasible career so that organic farming isn't just a backyard gardening hobby. We envision a world where farmers can make fifty to a hundred-thousand dollars a year. We see other big businesses (food and beverage brands) boast that they're providing income for something like 10,000 farmers a year, when you do the math, though, and calculate how much they're paying these people, it doesn't amount to much. We want to move away from subsistence farming and turn it into something beneficial for both growers and consumers. We not only want to create an environmental impact but also a social impact —which for us means creating jobs.

WF: What is Hawaiian agriculture mostly composed of? ^

OB: Over forty percent of the agriculture in Hawai'i is focused on producing inedible products. It's usually feed, seed, or ethanol corn that's exported to the mainland. Another top product is pineapple, which is controlled by a super-corporation I won't name. Right now they are trying to sell off tremendous amounts of land that's been completely destroyed in the last fifty years from unsustainable farming practices. Getting back to the point, however, pretty much everything Hawai'i grows on a large scale is exported, but we do get a lot of our produce locally, about sixty percent of our fruits and vegetables are fresh grown in Hawai'i.

WF: How do you choose your products? ^

OB: We choose what products to make based on what raw materials we have. Even deeper than that, we decide which raw materials to use based on how sustainable and beneficial for the land and community growing them would be. We have a matrix that compares the environmental impact, availability (e.g. is it already being grown, where is it being grown, is it domestic or imported), and effort (does it need extra fertilizer, water, or other inputs). The other variable concerns volume, or how much we can grow of a certain ingredient. Corn is a great example. We can grow a lot of corn here, but it doesn't necessarily make the most sense agriculturally because it's not a native adapted plant. Hawaiian Ola has always been focused on developing products from things that really ought to be grown here.

WF: What do your customers love about you? ^

OB:

Our company and products underpin our mission to support Hawai'i's environment and economy by empowering local farmers producing organic, responsibly grown crops. Our aim is to allow consumers to vote with their dollars by purchasing products that align with their values. Leveraging their purchasing power gives consumers a say in the type of environment they'd like to see and future changes they want to see implemented. Some folks want to support local businesses and the local agricultural industry, while others are mostly focused on the environment, so they want to promote organic agriculture and GMO-free products.

But the mission is just one aspect that appeals to a specific segment of our drinkers. Another portion of our fans simply love our products because of their unique flavors and function—it's an economical thing and a utilitarian thing. They like the way it makes them feel. They like the availability and the price, and it happens to be a suitable drink for them. Hawaiian Ola's current product appeals to a broad demographic, and our upcoming cider will appeal to an even larger market. Our cider, like our juices, will be found in natural foods grocery stores, places like Whole Foods, but also in convenience stores like 7-Eleven.

WF: Do you sell mostly in Hawai'i or overseas? ^

OB: About 80% of our sales come from Hawai'i. As for exporting our current products or any future products, we'd like to tap into the Asian market, particularly Japan. The only thing holding us back, right now, is packaging. There's something called the Hawaii Seal of Quality that's recognized internationally as a stamp that guarantees high quality, locally-grown products that are authentically made in Hawai'i. Right now, we completely qualify for that seal in terms of quality and authenticity, but it requires that we package the products in Hawai'i, as well. For the last several years, we've had to rely on large, organically certified, co-packing facilities on the mainland to produce our products—Hawai'i just didn't have the facilities we needed to produce on island. Launching this new production facility, gives us a way to meet that final requirement, which will help us boost sales once we launch the canned ciders and beers.

WF: Why are you building an organic packaging facility? ^

OB: Hawaiʻi doesn't have a lot of commercial food infrastructure or means of production, especially for the kinds of production that we've been looking for. So we need our own processing facility. It not only has to be able to process the size and shape of our containers, cans, and bottles, but it also needs to be certified organic. There are no co-packers here that are both organic and/or have the equipment capable of packaging our products.

By building our own organic packaging facility, we'll be able to export internationally and help out other companies in Hawaiʻi that want to produce more certified organic products, as well. We're trying to solve a problem that plagues not only us, but other smaller businesses that don't have enough capital to build their own facilities. We're really excited about being able to help other companies that have a similar vision to us. Sharing facilities is mutually beneficial as the co-packing component will also directly supplement our overall revenue. Some great companies have approached us to talk about co-packing once our doors open.

WF: What will it take to build the facility? ^

OB: The main thing is raising adequate funds to outfit an entirely new facility. We're talking about around $2 million. The upside is that we've already raised $900,000, which we're using to purchase some of the processing facility's key assets. So, in total, we're looking to raise about $1.2 million more. Some of the equipment is already up and running—things like the new brew house and bright tanks. We've also outfitted a great 10K Sq Ft production location and tap room, which is leased in downtown Kailua Kona on Hawaiʻi Island. Major construction finished summer 2017 and our Class 18 alcohol license was awarded to us around the same time. What we need now is capital to pay for the build out of the restaurant for onsite food and some new pieces of equipment (needed in order to triple brewing capacity—we're barely able to keep up with all of the orders under our current capacity!) and working capital to fund cash-flow for the first year.

WF: Why haven't other co-packers gone through the process to be certified the organic? ^

OB: These guys don't like to take risks. They think that because they already have a business model that works and makes money that they don't need to consider the emerging market for organic foods. We've presented these businesses with the opportunity for going organic and they look at the costs of setting it up and say "no thank you." We, on the other hand, see the consumer demand for organic products, and we know there's a huge market here. We're willing to invest; and that's an insight that many facility owners don't necessarily have.

WF: What's the difference between certified organic facilities and non-organic facilities? ^

OB: The main difference that separates a certified organic facility from a conventional facility has to do with the compounds found in that facility. A conventional facility is allowed to have trace or even heavy amounts of pesticides and herbicides, synthetic fertilizers, etc., in the food they produce. In an organic environment, that would not be allowed. Facilities that try to cater to both have to undergo really intense cleaning regimens in between productions. There's a procedure set by the FDA that details equipment sterilization, segregation of storage, documentation, etc., and it's a lot of work.

WF: How much will being able to package on the island save you? ^

OB: Based on what we've projected, in alignment with the current products we have at Hawaiian Ola, the packing facility should be profitable within twelve months. Right off the bat, we've projected at least a quarter million dollars saved in tolling and shipping from just what we currently produce, and not yet factoring in any beer and cider production. Our margin would go from 44% to 53%, which is a big jump for us. From just those two elements alone, it's a sound economic investment for us.

Additionally, it saves us from huge peaks and valleys in our cash flow. When we work with these large co-packers on the mainland that also can for companies like Coke, Monster, and Rockstar, which have massive production demands in comparison, we're forced to meet really high minimums. It's been a huge toll for us to generate all that capital to meet those minimums and compete on that level. With our own packaging facility, we can control how much we spend by doing smaller runs more frequently. We won't be pressured to produce and package so much upfront, and will maintain an organic growth of our products in current and new markets.

WF: Has anyone else committed to using your packaging facility once it's open?

OB: We have three juice companies that want us to package for them and one of them wants us to help distribute, too. We'll be managing distribution and manufacturing for these smaller startups who are looking to launch new beverages. They're looking to us for help, and it's a trend that we're going to see more of in years to come, as more and more people want to get into the industry.

WF: How many businesses do you think the packaging facility will be able to serve?

OB: In addition to serving our own cider and beer brand, we'll scale out by bringing on two to three new brands per year on the co-packing side, our original Hawaiian Ola beverage brand being one of them. They'll, of course, pay a fee to use the facilities. Right now, there are about 10 different brands that could use our facilities.

WF: Do you guys have experience running a packing facility?

OB: We've been using the facilities of the largest co-packer in the West Coast; one that caters to Monster, Rock Star, and even Coca Cola. However, we actually rent the facilities from them for $3,000 per hour, and do everything ourselves. They don't manage the process for us. We go and manage the processing ourselves, so we definitely know what it's like to operate a packing facility.

WF: Who's on the team and why are you the ones to do this?

OB: We're a group of young, independent entrepreneurs who, along with our executives and employees, are driven by a passion to create more opportunities for Hawaiian agriculture. All the executives have been working 5 years on Hawaiian Ola and others have been in the industry for 2-3 years. We do all of our own distribution and marketing because we like to stay in touch with the local Hawaiian community. We believe it's important to create opportunities for the host culture; we're not coming into Hawai'i to capitalize on all of the resources, but rather the opposite—we want to help create a sustainable agricultural industry here. Our hope is that the work we're doing helps forward a much larger agro-social initiative, which is to achieve food sovereignty in Hawai'i and decrease the islands' reliance on imported goods from the mainland.

Ask a Question

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ASK QUESTION

Marc Snover Jun 22 2016

You reference a future arrangement where your new facility will co-pack and distribute for up to 10 other brands. Is this revenue stream included in this offering or will that be a completely separate business?



Chris Whidden Brand Manager FOUNDER Jun 23 2016

Absolutely. The co-packing component is included in this offering. In Hawaii, there's a serious shortage of manufacturing resources need to enable entrepreneurs to create products on island. For this reason, local businesses are typically forced to ship their ingredients to the mainland to have them packaged. Hawaii Cider Co. plans to utilize the equipment and facilities, during the times that they are not being used to produce cider, to co-pack for other companies in exchange for a co-packing fee. This will not only support more local entrepreneurs and products it will also provide an additional revenue stream to Hawaii Cider Co.

LIKE



Chris Whidden Brand Manager FOUNDER Oct 10 2016

Providing co-packing services for other companies is something we're definitely looking forward to being able to do in the future. As you read, Hawaii Island does not have much in the way of production facilities for small to medium sized businesses who would like to make and market locally produced goods. Our projections do not include future revenues coming from co-packing services. Our first priority is to get the Cider Co. up and running smoothly and swiftly--once we have achieved this, we will begin working with select businesses in our community to explore mutually beneficial co-packing opportunities. Revenues generated for these services will be reflected in the Cider company's bottom line. Great question, Marc!

LIKE

Charles Hoffman INVESTOR Apr 26

While I've reviewed the legalese, what is the strategy for paying back the investors--grow the biz and get acquired by a large-scale beverage co? Issue dividends?



Brett Jacobson CEO FOUNDER Apr 27

Aloha Charles, we do not plan on selling out to a large beverage company. We plan on doing a round of fundraising in 3 years that will allow us to buy back investment notes with the interest and/or build our brew/cider pub. This round we will be aiming to raise $2-4M.

LIKE

MORE QUESTIONS

RISKS

1 The primary risks an investor in Hawaii Cider Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.

2 Hawaii Cider Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases resulting from a number of possible factors. While the common and increasing concern of water risk (fresh water supplies being pinched by increasing demand) is not an issue for our company, certain materials such as bottles, aluminum for cans, and flavor compounds not made on island may, at times, be difficult to source. Related—Oil and gas prices can significantly impact the costs associated with packaging and shipping, especially being an island-based company.

3 An additional risk associated with product packaging is Hawaii Cider Co.'s reliance on the Hawaii division of Ball's can manufacturing location to produce many of its cans for lower priced products in the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Brett Jacobson

Founder/CEO at Hawaii Cider Company

Ola Brew Co. • Sonoma State University

Captain Cook, Hawaii • 500+

Connect | InMail | More...

Experience

Founder/CEO
Ola Brew Co.
Dec 2016 – Present • 1 yr 3 mos
74-5598 Luhia Street, Kailua-Kona, 96740

Founder/CEO
Hawaii Cider Company
Dec 2015 – Present • 2 yrs 3 mos
Hawaii

Co-Founder
Hawaiian Ola Farm
Mar 2009 – Present • 9 yrs
Hawaii

100% sustainable farm growing all organic crops, running off solar and rain collection systems. Crops include Dragon Fruit, White Pineapple and Lilokoi. Food also comes from the 2,000 square foot, off-grid Aquaponics system which produces lettuce, spinach, carrots, ginger, turmeric, bell peppers, heirloom tomatoes and tilapia.

CEO/Founder
Hawaiian Ola
Sep 2010 – Jan 2016 • 5 yrs 5 mos
Hawaii

Hawaiian Ola is a brand that was created to make healthy products with mass market appeal out of sustainably grown, organic Hawaiian agricultural goods. The ola idea is to expand the amount of organic farmland in Hawaii and provide healthy alternatives for consumers while maintaining a balance between stakeholders and shareholders. The long term objective is to lower the amount of chemical fertilizers and pesticides being used in Hawaii.

www.hawaiianola.com

Media (1)



Hawaiian OLA

Owner
Envy Construction
Jan 2006 – Oct 2011 • 5 yrs 10 mos
San Francisco Bay Area

General contractor specializing in design build, custom remodels, renovations, utility and mechanical rooms and consulting.

Education

Sonoma State University
Green Building
2007 – 2008

Santa Rosa Junior College
Architecture
2003 – 2006

Volunteer Experience

Construction
Pisco Sin Fronteras
Disaster and Humanitarian Relief

Featured Skills & Endorsements

Entrepreneurship · 47
Endorsed by 3 of Brett's colleagues at Hawaii Cider Company
Endorsed by 8 people who know Entrepreneurship

Marketing Strategy · 32
Endorsed by Koichi Hozumi, MBA and 1 other who is highly skilled at this
Endorsed by 3 of Brett's colleagues at Hawaii Cider Company

Organic Farming · 30
Endorsed by 2 of Brett's colleagues at Hawaii Cider Company

Show more

Recommendations

Received (3) | Given (2)

Alex Petrou
Regional Communications Manager S.E.Europe & Middle East at Monster Energy
April 17, 2014, Alex reported directly to Brett

Brett is an exceptional professional with a deep understanding of the Organic market and what comes with it.
I worked for him to help put Hawaiian Ola out on the market and I was surprised by his passion for organic products and the social mission behind them.
He has a special talent to motivate people and inspire them to achieve something greater than objectives.
I would highly recommend Brett as a magnificent entrepreneur and organic market specialist.

Michael Harvey
Owner at Healing Noni Co., LLC.
April 15, 2014, Brett was a client of Michael's

Bret has been working with us for many years creating amazing products with our 100% Pure Hawaiian Noni Juice. A very honest business man with integrity and vision. We are very happy to be working with Bret. To many more years of growing together! Aloha!

Show more

Accomplishments

1 Project
Noni Energy and Noni Immunity

Interests

Organic Network
49,425 members

La'au Pono
21 followers

Kamehameha Schools
5,217 followers

Blue Startups
952 members

Mark Cuban
President
4,012,357 followers

Organic buying and selling platform
2,520 members

See all



Chris Whidden

Brand Manager at Hawaii Cider Company

Hawaii Cider Company • Kapiolani Community College

Kailua Kona, Hawaii • 500+

Connect | InMail | More...

I help grow businesses and ideas using technology, community, and creative thinking. My clients have included small to enterprise sized companies in various industries including: bio technology, emergency services, banking, art, sustainable business, and the food and beverage industry.

I have a passion for using business and technology to solve problems holistically, in ways that consider people, the planet, and the success of the project. My work in communications emphasizes authentic relationships, community, and accountability.

When I'm not working, I'm in the garden, writing, reading, making, running, and learning about nature.

Show less

Experience

VP / Brand Manager
Hawaii Cider Company
May 2016 – Present • 1 yr 10 mos
Captain Cook, Hawaii

Hawaii Cider Company is Hawaii's first locally sourced and locally produced cider Business.

Business Development Responsibilities
• Providing support and development related to Hawaii Cider Co. fundraising and venture capital acquisition
• Technology management related to necessary tools and support systems employed by Hawaii Cider Co.
• Assist and collaborate in general Hawaii Cider Co. organizational development including strategic business planning.

Brand Management Responsibilities
• Creative management and development related to Hawaii Cider Co. PR, identity, and Marketing Materials
• Social media presence MGMT, including overall strategy design, implementation, and reporting.
• Establishing of goals, strategies, and tactics, which define the Brand Manager position for future employees.

Business Development
Ola Brew Co.
May 2016 – Present • 1 yr 10 mos
Kailua-Kona, Hawaii

President and CIO
La'au Pono
Apr 2016 – Present • 1 yr 11 mos
Hawaii County, HI

La'au Pono is a Hawaii based life sciences company. The company focuses on research and development and manufacturing of value-added AG products and plant technology. The company is made up of a dynamic array of talented and experienced professionals in the fields of agronomy, horticulture, chemistry, and the manufacture of consumer food and pharma grade consumable products.

President / Brand Manager

Hawaiian Ola

Nov 2011 – Present • 6 yrs 4 mos

Kona, Hawaii

At DragoNoni (DBA Hawaiian Ola), Chris manages the company's brand and social community. Brand management involves creating and controlling the company's voice, target audience, visual identity, keywords, written content, message delivery strategy, and marketing platforms.

Online Management
- Managing Production And Development Of Company Website
- Managing Internet Sales And Shopping Cart
- Managing Relationships With Internet Community
- Editorial Collaboration With Guest Blog Authors
- Search Engine Optimization
- Managed Social platforms: Facebook, Twitter, G+, Pinterest, Tumblr, Instagram

Principal Author For PR & Marketing Materials
- Press Releases And Campaign Letters
- Video Production: Shooting, Scripting, Editing
- Brochures And Flyers
- Product Spec-Sheets
- Sales And Distribution Decks And Presentations

Responsible For Original Acquisition Of The Following Certifications:
- USDA Organic certification by Quality Assurance International
- Awarded status as a Certified B Corporation
- Products certifications by the Verified GMO-Free Project
- Vegan Certification from the Vegan Action Network

Principal Author For Investment & Fund Raising Materials
- For Online Platforms: Gust, Indie-Gogo, & Fundable
- Business Plan
- Executive Summary
- Investment Presentations (Keynote & Prezi)

Samples of authored content for the Hawaiian Ola blog:
http://www.hawaiianola.com/have-sport-drinks-changed/
http://www.hawaiianola.com/natural-synthetic-caffeine/

Media (2)

Press Release Announcing Hawaiian Ola's Status as a Certified B Corporation


David Matsuura

Hawaiian Ola Mission

President

Hawaiian Ethos LLC.

Dec 2015 – Dec 2016 • 1 yr 1 mo

Hawaii County, HI

On April 29th, Hawaiian Ethos LLC. was awarded a license in Hawaii County to provide Medical Marijuana to qualifying local patients. Hawaiian Ethos' Mission: Is to ensure qualifying Hawaii Island residents access to evidence-based treatment choices for medical-grade cannabinoids.

Early Contributions
- Lead author preparing the application for highly competitive MMJ license in Hawaii County.
- Managed relationships with a variety of contractors and consultants for the business plan
- Hawaiian Ethos was awarded 1 of 8 licenses out of 65 applicants
- The 3000+ page application was completed in less than 90 days
- Application received 2nd best score in the state among 65 applicants

Organization Development Consultant

Sustaining Technologies LLC

2010 – 2010 • less than a year

Sonoma County, California

Consulted with Sustaining Technologies for:
• Business planning and organizational development
• Marketing, including web design and development
• Fund development for startup seed capital
• Presentation design and content authoring

Media (1)


Community Economic Development Solutions.
About ST
The GoLocal Project
People
Contact
Share.
Sustaining Technologies

Sustaining Technologies Website

CTO & Director

IMS

2007 – 2009 • 2 yrs

Ft. Lauderdale FL.

Worked at IMS (Infrared Medical Solutions) managing the development and marketing of a biomedical device (Eclipse Imaging System©) and companion web-based remote analysis software (ImageLink©) for the detection of early stage breast cancer.

As CTO at Infrared Medical Solutions:
• Oversaw the technical development of Eclipse© and ImageLink© products
• Authored written copy for company website, marketing materials, and presentations
• Controlled the voice and messaging of company documents and marketing
• Guided the creation of the IMS brand and identity
• Oversaw development of the IMS website
• Created sales processes for new client acquisition and deal-flow
• Oversaw the creation of online and offline client training systems for IMS products

Media (2)


ims
Our Vision: Save Women's Lives Through The Early Detection Of Breast Cancer Using Infrared Mammography.

The IMS Website



Press Release - Infrared Medical Solutions

Co-Founder & President

Volltron LLC

2005 – 2007 • 2 yrs

Santa Rosa, California

Volltron LLC was created in 2005 by four partners with backgrounds in design, organizational development, and software engineering. Volltron provided custom hardware and software products to companies throughout the United States and primarily worked with clients in the Biotechnology industry.

Key clients include: MIR Medical Imaging, Redwood Empire Life Support, AngioscanBiotech, the Your Breast Health Foundation, and the American Academy of Thermology.

As President of Volltron LLC
• Managed relationships and development agreements with clients
• Guided the brand, identity, and integration of products created by Volltron
• Created and presented proposals and presentations for the company
• Facilitated the sale of Volltron LLC to Thermography LLC in 2007

Media (1)



Volltron LLC Limited Client Portfolio

Co-Founder, Principal
3dot Technologies
2002 – 2005 • 3 yrs
San Francisco Bay Area

3dot Technologies was a small computer hardware and web development company that provided local business to business services to California's Northern Bay Area.

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Education

Kapiolani Community College
Bachelor's Degree, Molecular Biology
2015 – 2016

Can't imagine a more beautiful place to grind out these units.

Santa Rosa Junior College
Bachelor of Applied Science (BASc), Molecular Biology
2012 – 2016

Shifted field of study to Biology in 2012. Prior: Studied CIS (Computer Information Science) and Business Administration.

Featured Skills & Endorsements

Start-ups · 32 — Endorsed by **3 of Chris' colleagues at Hawaii Cider Company**

Social Media · 32 — Endorsed by **3 of Chris' colleagues at Hawaii Cider Company**

Strategic Planning · 25 — Endorsed by **3 of Chris' colleagues at Hawaii Cider Company**

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Accomplishments

1 **Project**
Noni Energy and Noni Immunity

Interests

ProVerde Laboratories
242 followers

Hawaiian Ethos LLC.
45 followers

BioCurious
222 members

Social Media News & Tech
143,806 members

Hawaii Cider Company
24 followers

Phylos Bioscience
703 followers

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Naehalani Breeland

CEO/Director of Marketing

Hawaii Cider Company • The New School

Honolulu, Hawaii • 446

InMail ···

I am passionate about fostering positive growth within the community. I believe that honoring the value of each individual's unique perspective contributes to a strong and healthy whole.

Experience

Director of Marketing
Hawaii Cider Company
Jun 2016 – Present • 1 yr 9 mos
Kailua-Kona, HI

Hawaii Cider Company is Hawaii's first locally sourced and locally produced cider company. Our passion is creating great tasting ciders, which provide local shoppers with local alternatives to imported ciders. Hawaii Cider Company supports local farmers growing responsibly grown tropical fruits.

CEO/ Director of Marketing
Hawaiian Ola
Oct 2014 – Present • 3 yrs 5 mos
Honolulu, hi

At Hawaiian Ola we're passionate about making products from responsibly grown Hawaiian ingredients. Our Noni is grown in the Puna region of Hawai'i, our sea salt is harvested from the coast of Moloka'i, our ginger is grown on Kaua'i, and our honey is made by hardworking Big Island bees. Each of our ingredients is certified organic and GMO-Free. Purchasing Ola beverages supports the health of Hawai'i's farmlands for future generations.

Fundraising and Events
Miles 2 Give
Jan 2014 – Jul 2014 • 7 mos

Media (1)

Miles 2 Give

Bartender
Lillie's Victorian Establishment
2010 – 2013 • 3 yrs

Health Educator
The New School
2006 – 2008 • 2 yrs

Education

The New School
Bachelor's Degree, Cross-Cultural Psychology
2006 – 2010
Activities and Societies: New School's Assistant Health Director Co-creator of New School Peer Health Advocates

The New School

Featured Skills & Endorsements

Public Speaking · 20 — Endorsed by **2 of Naehalani's colleagues at Hawaii Cider Company**

Fundraising · 18 — Endorsed by **2 of Naehalani's colleagues at Hawaii Cider Company**

Community Outre... · 17 — Endorsed by **2 of Naehalani's colleagues at Hawaii Cider Company**

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Accomplishments

3 **Languages**
English • Portuguese • Spanish

1 **Certification**
Birth Doula

Interests

Honolulu Civil Beat
1,346 followers

Clark Wolf
President at Clark Wolf Company
363,081 followers

Hawaiian Ola
80 followers

Richard Branson
Founder at Virgin Group
13,610,221 followers

La'au Pono
21 followers

CNBC
1,718,778 followers

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